EXHIBIT 10.20


                              -52-


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GROUND LEASE


     THIS  LEASE  made and entered into this 22nd day of October,

1996,  by  and between the 3600 Michigan Company Ltd.  ("Lessor")

and  SHOWBOAT  MARINA CASINO PARTNERSHIP, an Indiana  Partnership

("Lessee").


                            ARTICLE I

                        (LEASED PREMISES)

     Lessor,  for and consideration of the rents to be  paid  and the  agreements and obligations herein contained on the  part  of the  Lessee to be observed and performed hereby leases to  Lessee and  Lessee hereby leases from Lessor that real estate  described on  Exhibit  "A"  attached hereto and made  a  part  hereof  (the

"leased premises").

     The "leased premises" is further described as being a ground lease,  which includes some improved parking/street  areas,  some fencing,  and  some  existing (minimal)  site  lighting,  and  it

includes   the  occupancy of one (l) building, all  of  which  is

identified  on  Exhibit "A"; It does not include other  buildings that  may  be on the "leased premises" not identified as included in the leased premises".

     During  the first two (2) years of the initial term of  this

Lease,  Lessee, at its option, may lease additional areas  within the  area identified on Exhibit B, as provided in Article VII  C.

herein.


                           ARTICLE II

                             (TERM)

     The  initial  term of this Lease shall be for  a  period  of three (3) years commencing on the 1st day of November, 1996,  and terminating  on  the  31st day of October,  1999,  unless  sooner terminated or extended as hereinafter provided.

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                          ARTICLE III

                             (RENT)

     Lessee shall pay to Lessor a rental payment in the amount of

$771.88  per acre (ground lease) per month plus $2.00 per  square foot per year for any building occupied by Tenant, as Lessee  and

Lessor  may agree.  Said rental payment shall be paid as follows:

$9,262.56  upon  execution of this Ground Lease,  and,  $4,631.28 each month beginning December 1, 1996, and on the 1st day of each month thereafter, during the term.

     Said monthly rental payment of $771.88 per acre includes the amount  of  $171.88  which is the amount  required  to  reimburse

Lessor  on a monthly basis for the current real estate taxes  per acre assessed against the Leased Premises.

     On  May  1st of each year during the term of this Agreement,

the  monthly  rental  payments per acre  shall  be  increased  or decreased  by  such  amounts as are  equal  to  the  increase  or decrease in real estate taxes per acre then assessed against  the

Leased Premises.


                           ARTICLE IV

                              (USE)

     Lessee shall use the leased premises for employee parking in conjunction  with  its casino facility in East Chicago,  Indiana,

which  use  may  include  employee  parking,  bus  staging  area,

employee  waiting facility (i.e. trailers if the Lab Building  is not suitable for such use) and security facilities.

     Lessor makes no representations or warranties concerning the conditions, including soil conditions, on the Leased Premises  or the availability of sanitary sewers or other utilities.

     Lessee    has    visually   inspected   the   premises   and

accepts    said    Leased     Premises     in    an    "as    is"

condition,   latent    defects    and    environmental    matters

accepted.   Provided    Lessee    does    not     remove      any

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debris  or  soil from the Leased Premises. Lessee's environmental

liability   shall  be  limited  to  such  environmental   defects

resulting  from  or  relating  to  Lessee's  use  of  the  leased premises,  from  which defects Lessee shall  indemnify  and  hold

Lessor harmless.

     Lessee shall only use the premises in a lawful manner,  and,

any  and all repairs, alterations, and improvements required  for compliance with the Lessee's lawful use of the premises shall  be made at Lessee's sole expense.


                            ARTICLE V

                           (INSURANCE)

     Lessee  shall procure and maintain general public  liability insurance  against claims for personal injury, death or  property damage  occurring in or about the leased premises in amounts  and

with  insurance  carriers acceptable to  the  Lessor.   All  such

policies of insurance shall name Lessor as an additional  insured and  shall  be  in  an  amount  of not  less  than  $4,000,000.00 aggregate.

     Lessee  covenants and agrees to indemnify and save  harmless the  Lessor  against any and all claims, demands  or  obligations which  may be made against Lessor arising out of or by reason  of the  tenancy  created  hereby, except claims  based  on  Lessor's negligence.


                           ARTICLE VI

                          (MAINTENANCE)

     Lessee,  at its expense, shall keep and maintain the  leased premises  and the improvements thereon in good, sitely, and  safe

condition.   Lessee shall keep that part of the  leased  premises

used  for parking, vehicular traffic and walkways clean and  free from snow, ice, rubbish and obstructions of any walkways.

     Lessee,   at    its  expense,  has  the  authority  to  make

initial   repairs   and   improvements  to  the  leased  premises

to    facilitate    its    use    as    an    employee    parking

area    and     bus    staging     area,    which   repairs   and

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improvements  shall include grading and paving,  repairs  to  and installation of fencing, repairs to and installation of lighting,

installation of security facilities, and repairs and improvements to  leased  buildings.  Once the initial improvements  are  made,

Lessee may not make substantial alterations or improvement to the

Leased  Premises  without the prior written  consent  of  Lessor,

which consent shall not be unreasonably withheld.


                           ARTICLE VII

                            (OPTIONS)

     A.    Lessee  shall have the right to extend this Lease  for

two  (2)  additional  terms  of five (5)  years  each  under  the following conditions, to-wit:

          a. Notice of Lessee's intent to exercise each of the options provided herein shall be given in writing at least 60 days prior to expiration of the current term;

          b. The rental payments during any extension term (the 5 year options to extend) shall be not less than the rental payments of the previous term plus a percentage increase equal to the percentage increase in the Consumer Price Index at the beginning of each term.

     B. If at any time during the Term of this Lease, or any Extensions thereof, Lessor decides to sell the Leased Premises, Lessee shall have the right of first refusal to purchase said Leased Premises. In the event Lessor receives a bona fide offer to purchase the Leased Premises, Lessee shall have fourteen (14) days from notice of said bona fide offer to enter into a written contract with Lessor to purchase the Leased Premises under identical terms of the bona fide offer. Failure to timely act will void Lessee's right to purchase.

     C. During the first two (2) years of the initial term, Lessee shall have the option to lease additional premises from Lessor, within the area identified on Exhibit B attached hereto, and add such additional premises to this Lease. Failure of Lessee to exercise this option to lease additional premises within ten
          (10) days after notice from Lessor of Lessor's intent to sell such additional premises to a third party shall void this option to lease additional premises.

     D. The terms, conditions and covenants set out in subparagraph B and C above shall not apply to any presently existing options to buy or option to lease the Leased Premises or any Additional Leased Premises, provided however that the exercise of existing options and sale pursuant thereto shall be subject to the terms, conditions and covenants of this Ground Lease, including subparagraphs B and C above.

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                             ARTICLE VIII

     The  parties  understand  and agree  that  the  relationship between  them is that of a Lessor and Lessee and that this  Lease is an absolute net Lease to Lessor.

     For  purposes  of  any  notice  that  may  be  required   or

appropriate under the terms of this Lease, such notices shall  be directed as follows or as the parties may designate in writing:

     LESSOR:      3600 Michigan Company Ltd.
                  9350 Kile Road
                  Chardon, OH  44024

     LESSEE:      Showboat Marina Casino Partnership
                  P.O. Box 777
                  East Chicago, IN  46312


                           ARTICLE IX

                       (PAYMENT OF TAXES)

     Lessee  shall  be responsible for and shall timely  pay  all

PERSONAL  property taxes, if any, assessed because of and  during their use and occupancy of the Leased Premises.

     Said Lessor is being reimbursed by Lessee on a monthly basis for  real estate taxes, Lessor shall be responsible for and shall timely  pay  all  real estate taxes assessed against  the  Leased

Premises.


                            ARTICLE X

     (COMPLIANCE WITH INDIANA GAMING STATUTE AND THE COMMISSION'S

RULES.)  Lessor does now hereby agree to acquaint themselves with and  fully  comply  with  the  requirements,  terms,  conditions,

prohibitions  and obligations of the Indiana Gaming  Statute  and the  Rules of the Indiana Gaming Commission as they may apply  to them.

     Lessor  is  fully aware and acknowledges that:  The  Indiana

Gaming Commission reserves the right to disapprove and cancel any contract  or  transaction that does not comply with  the  Indiana

Gaming  Statute  or  the  Commission's rules  or  that  does  not maintain the integrity of the industry.

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     Lessor will fully cooperate with and voluntarily comply with all  requests and inquires from the Indiana Gaming Commission  or its staff that relate, directly or indirectly, to this Agreement.

     This  Lease  may be disapproved or canceled by  the  Indiana

Gaming Commission.


                           ARTICLE XI

     Lessee  covenants and agrees that if anytime the  Lessor  is required  to  enforce  this Lease whether or  not  litigation  is actually  commenced  or to defend or be a  party  to  any  action arising  out of the facts connected with or caused by  reason  of this  Lease  or for the occupancy of the leased premises  by  the

Lessee,  the  Lessee  will pay the Lessor  all  court  costs  and reasonable attorney fees and expenses expended by Lessor in  such action or in enforcing the terms of this Lease.

LESSOR:               3600 MICHIGAN COMPANY, LTD.
                      9350 Kile Road
                      Chardon, OH  44024


                      By:   /s/ James F. Buckmaster
                            James F. Buckmaster, Manager


LESSEE:               SHOWBOAT MARINA CASINO PARTNERSHIP,
                      an Indiana Partnership


                      By:   /s/ J. Keith Wallace
                            J. Keith Wallace, authorized
                            signator


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                            EXHIBIT A

                      BUCKMASTER STEEL SITE


   (PLAT MAP OF SITE CANNOT BE REPRESENTED IN AN EDGAR FORMAT)


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                            EXHIBIT B

                           OPTION AREA


   (PLAT MAP OF SITE CANNOT BE REPRESENTED IN AN EDGAR FORMAT)


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November 29, 1996


Mr. James F. Buckmaster, Sr.
Buckmaster Steel Co.
23200 Chagrin Blvd. Suite 605
Beachwood, Ohio  44122

SUBJECT:   Ground  Lease with Showboat Mardi  Gras  Casino,  East
           Chicago, IN

Dear Jim,

This  letter  is to inform you that Showboat Mardi  Gras  Casino,
(SMGC), has elected to extend it's ground lease area to include approximately 7.30 acres in lieu of the 6.0 acres referenced in the original ground lease, dated October 22, 1996. The new monthly rental rate shall be $5,634.72 per month, (7.30 X $771.88), and subject to the terms of the lease.

I've attached two copies of the revised lease plan which reflect the total area which SMGC plans occupy during the term of the lease, subject to it's rights to expand the lease area up to approximately 12 acres, (as shown on Exhibit B to the lease). Please initial one copy of the revised lease plan and return to me for my records.

Should you have any questions or comments do not hesitate to contact me.



Sincerely,

/s/ Thomas A. Gourguechon
Thomas A. Gourguechon
Project Manager


CC:  Keith Wallace, SMGC
     Joe O'Brien, SMGC
     Vince Evans, SMGC
     Richard Lesniak, Lesniak and Associates